Contact Information:	China Precision Steel
CCG Investor Relations	Leada Li, CFO
Crocker Coulson, President	Email: leadali@biznetvigator.com
Tel: +1-646-213-1915
Email: crocker.coulson@ccgir.com Website: www.ccgir.com

China Precision Steel Announces Preliminary Results
for Fiscal Year 2008

SHANGHAI, China - September 11, 2008 - China Precision Steel, Inc. (NASDAQ: CPSL) (“China Precision Steel” or the “Company”), a niche precision steel processing company principally engaged in producing and selling high precision cold-rolled steel products, today announced preliminary results for the fiscal year ended June 30, 2008.

China Precision Steel expects to report record revenues for fiscal year 2008 of $87.7 million, an increase of 62.6% from $54.0 million in revenues in fiscal year 2007. The Company’s strong revenue growth is attributable to increased sales of high-carbon, cold-rolled products, subcontracting income and exports of low-carbon, hard rolled products. Gross profit for the year is expected to be a record $22.5 million, an increase of 49.6% from $15.0 million in fiscal 2007. Gross margin is expected to be 25.6% in fiscal 2008, compared to 27.9% in fiscal 2007. The slight decline in gross margin for the year was primarily the result of an increase in the price of raw materials. The foregoing results are preliminary and subject to revision based upon review by the Company’s independent auditor.

“Our record results for the full year are attributable to an increase in orders from our current customers, as well as the addition of new customers, the majority of whom came to us as a result of increasing media coverage of the Company’s high quality, specialty steel production” commented Dr Wo Hing Li, China Precision Steel’s Chairman and CEO. Currently, the utilization rate at our second cold-rolling mill is at 55- 60% capacity, and continues to ramp to full capacity. Moreover, our production facilities are fully occupied with up to three months of advanced bookings. Our new revenue stream from stainless steel subcontracting projects increased as a percent of total revenue and we expect it to continue growing in the future.”

About China Precision Steel

China Precision Steel is a niche precision steel processing company principally engaged in the production and sale of high precision cold-rolled steel products and provides value added services such as heat treatment and cutting medium and high carbon hot-rolled steel strips. China Precision Steel produces high precision ultra-thin, high strength (7.5 mm to 0.05 mm) cold- rolled steel products primarily for automotive components, food packaging materials, saw blades and textile needle manufacturing companies in the People's Republic of China. China Precision Steel is expanding into overseas markets such as Nigeria, Thailand, Indonesia and the Philippines, and intends to expand into Japan, the European Union and the United States in the future. For more information visit www.chinaprecisionsteelinc.com.

Forward-Looking Statements

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release and oral statements made by China Precision Steel on its conference call in relation to this release, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding: the ability of the Company to continue operating at current levels or to meet current delivery obligations; the general ability of the Company to achieve its commercial objectives; the business strategy, plans and objectives of the Company and its subsidiaries; predictions and guidance relating to the Company's future financial performance; and any other statements of non-historical information. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, business conditions in China, weather and natural disasters, changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which China Precision Steel is engaged; cyclicality of steel consumption including overcapacity and decline in steel prices, limited availability of raw material and energy may constrain operating levels and reduce profit margins, environmental compliance and remediation could result in increased cost of capital as well as other relevant risks not included herein. The information set forth herein should be read in light of such risks. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company's expectations.

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